UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2011

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 101
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

Effective as of February 15, 2011 through February 18, 2011, Helix Wind, Corp. (the “Company”) issued a total of 83,545,270 shares of common stock to an accredited investor upon their conversion of certain previously issued convertible promissory notes.  Other than the extinguishment of debt principal  in the amount of $27,570, no consideration was received by the Company in the transactions.  The issuance of shares of common stock were exempt from registration under the Securities Act pursuant to Section 4(2) thereof and/or Rule 506 of Regulation D under the Securities Act.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investors in connection with the offering.  After this conversion, the total number of outstanding shares of common stock is 1,750,000,000 shares, which is the maximum number of shares of common stock which the Company is allowed to issue under its Articles of Incorporation.  As of the date of this report, the Company is evaluating its alternatives for amending its Articles of Incorporation to increase the number of shares of common stock which may be issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By:	/s/ Kevin Claudio
Name: Kevin Claudio
Title: Chief Financial Officer

Date:  February 18, 2011

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